Exhibit 99.1

HashiCorp Announces First Quarter Financial Results of fiscal year 2023

•
First quarter revenue totaled $100.9 million, representing an increase of 51% year-over-year;
•
Trailing four quarter average Net Dollar Retention rate was 133% at the end of the first quarter of fiscal 2023, up from 122% in the first quarter of fiscal 2022.
•
First quarter total GAAP RPO totaled $433.9 million, representing an increase of 51% year-over-year; first quarter current GAAP RPO totaled $284.3 million, representing an increase of 59% year-over-year.
•
First quarter total non-GAAP RPO totaled $457.6 million, representing an increase of 49% year-over-year; first quarter current non-GAAP RPO totaled $305.2 million, representing an increase of 55% year-over-year.

SAN FRANCISCO – June 2, 2022 – HashiCorp, Inc. (NASDAQ: HCP), a leading provider of multi-cloud infrastructure automation software, today announced financial results for its first quarter of fiscal 2023, ended April 30, 2022.

“As global enterprises invest in their cloud programs, we believe our products are uniquely positioned to benefit from this large market opportunity. Our first quarter of fiscal 2023 saw solid results for HashiCorp with revenue growth of 51% year-over-year,” said Dave McJannet, CEO, HashiCorp.

HashiCorp added 525 new customers during the first quarter and also added 49 customers with equal to or greater than $100K in annual recurring revenue (ARR), totaling 704 such customers in the first quarter of fiscal 2023, up from 523 in the first quarter of fiscal 2022. “Our go-to-market teams remain focused on our adopt, land, expand, extend and renew sales model. They benefit from ongoing usage of our open source software, which helps drive licensing of our primary commercial products: HashiCorp Terraform, Vault, and Consul,” said McJannet.

“As enterprises adopt cloud, HashiCorp is being chosen as a key strategic partner in their journey, and we see their confidence in our products reflected in a strong trailing four quarter average Net Dollar Retention Rate, which reached 133% at the end of the first quarter,” said Navam Welihinda, CFO, HashiCorp.

Fiscal 2023 First Quarter Financial Results

Revenue: Total revenue was $100.9 million in the first quarter of fiscal 2023, up 51% from $66.9 million in the same period last year.

Gross Profit: GAAP gross profit was $81.5 million in the first quarter of fiscal 2023, representing an 81% gross margin, compared to a GAAP gross profit of $54.2 million and an 81% gross margin in the same period last year. Non-GAAP gross profit was $85.0 million in the first quarter fiscal 2023, representing an 84% non-GAAP gross margin, compared to a non-GAAP gross profit of $54.4 million and an 81% non-GAAP gross margin in the same period last year.

Operating Loss: GAAP operating loss was $78.4 million in the first quarter of fiscal 2023, compared to GAAP operating loss of $15.4 million in the` same period last year. Non-GAAP operating loss was $32.0 million in the first quarter of fiscal 2023, compared to a non-GAAP operating loss of $13.7 million in the same period last year.

Net Loss: GAAP net loss was $78.2 million in the first quarter of fiscal 2023, compared to a GAAP net loss of $15.6 million in the same period last year. Non-GAAP net loss was $31.8 million in the first quarter of fiscal 2023, compared to a non-GAAP net loss of $13.9 million in the same period last year.

Net Loss per Share: GAAP net loss per share was $0.43 based on 182.9 million weighted-average shares outstanding in the first quarter of fiscal 2023, compared to a GAAP net loss per share of $0.24 based on 65.7 million weighted-average shares outstanding in the same period last year. Non-GAAP net loss per share was $0.17 in the first quarter of fiscal 2023, compared to a non-GAAP net loss per share of $0.21 in the same period last year.

Remaining Performance Obligation (RPO): Total GAAP RPO was $433.9 million at the end of the first quarter of fiscal 2023, up from $287.9 million at the end of the same period last year. The current portion of GAAP RPO was $284.3 million at the end of the first quarter of fiscal 2023, up from $178.7 million at the end of the same period last year. Total non-GAAP RPO was $457.6 million at the end of the first quarter of fiscal 2023, up from $307.7 million at the end of the same period last year. The current portion of non-GAAP RPO was $305.2 million at the end of the first quarter of fiscal 2023, up from $197.1 million at the end of the same period last year.

Cash: Net cash used in operating activities was $13.7 million in the first quarter of fiscal 2023, compared to $2.4 million provided by operating activities in the same period last year. Cash and cash equivalents totaled $1,340.9 million at tne end of the first quarter of fiscal 2023, compared to $273.6 million at the end of the same period last year.

Reconciliations of GAAP financial measures to the most comparable non-GAAP financial measures have been provided in the tables included in this release.

Fiscal 2023 First Quarter and Recent Operating Highlights

Key Metrics:

•
HashiCorp ended the first quarter of fiscal 2023 with 3,240 customers, up from 2,715 customers at the end of the previous fiscal quarter and 1,736 at the end of the first quarter of fiscal 2022.
•
The Company ended the first quarter of fiscal 2023 with 704 customers with equal or greater than $100,000 in ARR, up from 655 customers at the end of the previous fiscal quarter and 523 at the end of the first quarter of fiscal 2022.
•
Customers equal to or greater than $100,000 in ARR represented 88% of total revenue in the first quarter of fiscal 2023 compared to 89% in the previous fiscal quarter and 88% in the first quarter of fiscal 2022.the Company
•
Quarterly subscription revenue from HashiCorp Cloud Platform reached $8.8 million in the first quarter of fiscal 2023, up from $6.9 million in the previous fiscal quarter and $2.5 million in the first quarter of fiscal 2022.
•
The Company's trailing four quarter average Net Dollar Retention rate was 133% at the end of the first quarter of fiscal 2023, up from 131% in the previous fiscal quarter.

First Quarter Highlights

During Q1, HashiCorp continued to invest across its product portfolio, announcing the following leadership appointments and product enhancements:

•
HashiCorp appointed Gurpreet Singh as SVP Networking, responsible for leading the engineering, design, and product teams for HashiCorp Consul, focused on addressing the growing Cloud Service Networking market.

•
HashiCorp Consul: Consul 1.12 improved security on Kubernetes with HashiCorp Vault, released new API Gateway capabilities, delivered support for multi-tenancy in Consul on Amazon ECS, added new features with Consul-Terraform-Sync, and released new Consul ecosystem integrations from Cisco, Datadog, VMware, RedHat, Fortinet, and more.

•
HashiCorp Vault: added login multi-factor authentication (MFA) support to HashiCorp Vault OSS and HCP Vault, as well as new Vault ecosystem integrations from Datadog, Red Hat, Splunk, Redis Labs, Grafana, and more.

•
HashiCorp Terraform: updated CDK for Terraform to enable writing Terraform configurations from a choice of languages while supporting multi-stack deployments, added Terraform Provider Support to the Terraform Private Registry, and released Terraform AzureRM 3.0, Terraform Cloud Search for Workspaces, and Terraform Cloud Variable Sets for variable management and reuse.

•
HashiCorp Cloud Platform: delivered the HCP Vault Plus offering to enable replication of secrets between Vault clusters located in separate regions, launched the general availability of HCP Packer, and MFA authentication support to HCP Vault.

•
Awards: HashiCorp was a CRN 5 Star 2022 Award Winner; several employees were named to the 2022 CRN Women of the Channel list; and the Company received Comparably awards for Best Company Outlook and Best HR Team.

Financial Outlook

For the second quarter of fiscal 2023, the Company currently expects:

•
Total revenue of $101 - $103 million
•
Non-GAAP operating loss of $59 - $56 million
•
Non-GAAP EPS loss of $0.32 - $0.30
•
Weighted Average Fully Diluted Shares of 184.3 million

For the full fiscal year 2023, the Company currently expects:

•
Total revenue of $422 - $432 million
•
Non-GAAP operating loss of $224 - $216 million
•
Non-GAAP EPS loss of $1.19 - $1.15
•
Weighted Average Fully Diluted Shares of 184.9 million

HashiCorp has not reconciled its expectations as to non-GAAP operating loss and non-GAAP earnings per share to the most directly comparable GAAP measures due to the limited public trading history and significant volatility in the price of HashiCorp’s common stock and therefore certain items, which could be material, cannot be reasonably predicted. Accordingly, reconciliations for forward-looking non-GAAP operating loss and non-GAAP earnings per share are not available without unreasonable effort.

Conference Call Information

HashiCorp will host a conference call at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) today, June 2, 2022 to discuss its financial results and business highlights. The conference call can be accessed by dialing (877) 814-9989 from the United States and Canada or (409) 216-0732 internationally with conference ID 7013966. A live webcast of the call will also be available on the HashiCorp investor relations website at ir.hashicorp.com.

About HashiCorp, Inc.

HashiCorp is a leader in multi-cloud infrastructure automation software. The HashiCorp software suite enables organizations to adopt consistent workflows and create a system of record for automating the cloud for infrastructure provisioning, security, networking, and application deployment. HashiCorp’s portfolio of products includes Vagrant™, Packer™, Terraform®, Vault™, Consul®, Nomad™, Boundary, and Waypoint™. HashiCorp offers products as open source, enterprise, and as managed cloud services. The Company is headquartered in San Francisco, though most of HashiCorp employees work remotely, strategically distributed around the globe. For more information, visit hashicorp.com or follow HashiCorp on Twitter @HashiCorp.

All product and company names are trademarks or registered trademarks of their respective holders.

Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements including, among others, statements about our financial outlook for the second quarter and full year of fiscal 2023. In some cases you can identify forward- looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to market opportunity and our ability to benefit from it, continued adoption by our customers of their multi-cloud strategies, our customers’ confidence in our produces, and our outlook related to the second quarter and fiscal year 2023. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to risks and uncertainties related to market conditions, HashiCorp and its business as set forth in the prospectus filed with the Securities and Exchange Commission (“SEC”) pursuant to our Annual Report on Form 10-K dated March 25, 2022 and our future reports that we may file from time to time with the SEC. These documents contain and identify important factors that could cause the actual results for HashiCorp to differ materially from those contained in HashiCorp’s forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and HashiCorp specifically disclaims any obligation to update any forward-looking statement, except as required by law.

Use of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we have disclosed non-GAAP gross profit of subscription revenue and non-GAAP gross profit of professional services, non-GAAP gross margin of subscription revenue and non-GAAP gross margin of professional services, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP free cash flow and total and current non-GAAP RPOs, which are all non-GAAP financial measures. We have provided tabular reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure at the end of this release.

We calculate non-GAAP gross profit for subscription revenue and professional services as GAAP gross profit before amortization of stock-based compensation of capitalized internal-use software, and stock-based compensation expense included in cost of revenue.

We calculate non-GAAP gross margin for subscription revenue and professional services as GAAP gross margin before the impact of stock-based compensation of capitalized internal-use software, and stock-based compensation expense included in cost of revenue as a percentage of revenue.

We calculate non-GAAP operating loss as GAAP operating loss before amortization of stock-based compensation of capitalized internal-use software, and stock-based compensation expense. We calculate non-GAAP net loss as GAAP net loss before amortization of stock-based compensation of capitalized internal-use software, and stock-based compensation expense.

We calculate non-GAAP net loss per share as non-GAAP net loss divided by weighted average shares outstanding.

We calculated free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment and capitalized internal-use software costs. Non-GAAP free cash flow as a % of revenue is calculated as free cash flow divided by total revenue.

We calculate non-GAAP RPOs as RPOs plus customer deposits, which are refundable pre-paid amounts, based on the timing of when these customer deposits are expected to be recognized as revenue in future periods. The current portion of RPO represents the amount to be recognized as revenue over the next 12 months.

Our management team uses these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of our website at https://ir.hashicorp.com.

HashiCorp, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended April 30,
	2022	2021

Revenue:
License	$10,344	$10,160
Support	79,208	52,730
Cloud-hosted services	8,832	2,580
Subscription revenue	98,384	65,470
Professional services	2,513	1,442
Total revenue	100,897	66,912
Cost of revenue:
Cost of license	393	85
Cost of support	10,838	8,442
Cost of cloud-hosted services	4,830	2,571
Cost of subscription revenue	16,061	11,098
Cost of professional services	3,328	1,578
Total cost of revenue	19,389	12,676
Gross profit	81,508	54,236
Operating expenses:
Sales and marketing	80,252	38,876
Research and development	47,175	18,134
General and administrative	32,523	12,642
Total operating expenses	159,950	69,652
Loss from operations	(78,442)	(15,416)
Other income, net	510	94
Loss before income taxes	(77,932)	(15,322)
Provision for income taxes	285	264
Net loss	$(78,217)	$(15,586)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.43)	$(0.24)
Weighted-average shares used to compute net loss per share attributable to Class A and Class B common stockholders, basic and diluted	182,947,630	65,670,454

HashiCorp, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share amounts)

(unaudited)

	As of
	April 30, 2022	January 31, 2022

Assets
Current assets
Cash and cash equivalents	$1,340,900	$1,355,828
Accounts receivable, net	89,944	126,812
Deferred contract acquisition costs	32,200	32,205
Prepaid expenses and other current assets	19,304	17,744
Total current assets	1,482,348	1,532,589
Deferred contract acquisition costs, non-current	63,205	57,126
Other assets, non-current	34,829	33,960
Total assets	$1,580,382	$1,623,675
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,565	$14,267
Accrued expenses and other current liabilities	10,001	7,672
Accrued compensation and benefits	50,611	56,939
Deferred revenue	204,428	206,416
Customer deposits	23,655	23,383
Total current liabilities	298,260	308,677
Deferred revenue, non-current	15,500	16,873
Other liabilities, non-current	15,008	15,834
Total liabilities	328,768	341,384
Commitments and contingencies
Stockholders’ equity
Class A common stock, par value of $0.000015 per share; 1,000,000,000 and 1,000,000,000 shares authorized as of April 30, 2022 and January 31, 2022, respectively; 35,143,574 and 30,596,695 shares issued and outstanding as of April 30, 2022 and January 31, 2022, respectively	1	1
Class B common stock, par value of $0.000015 per share; 200,000,000 and 200,000,000 shares authorized as of April 30, 2022 and January 31, 2022, respectively; 148,564,081 and 151,569,865 shares issued and outstanding as of April 30, 2022 and January 31, 2022, respectively	2	2
Additional paid-in capital	1,835,930	1,788,390
Accumulated deficit	(584,319)	(506,102)
Total stockholders’ equity	1,251,614	1,282,291
Total liabilities and stockholders’ equity	$1,580,382	$1,623,675

HashiCorp, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

(unaudited)

	Three Months Ended April 30,
	2022	2021

Cash flows from operating activities
Net loss	$(78,217)	$(15,586)
Adjustments to reconcile net loss to cash from operating activities:
Stock-based compensation expense, net of amounts capitalized	46,259	1,726
Depreciation and amortization expense	906	435
Non-cash operating lease cost	705	540
Other	(19)	9
Changes in operating assets and liabilities:
Accounts receivable	36,887	36,991
Deferred contract acquisition costs	(6,074)	(5,489)
Prepaid expenses and other assets	(1,552)	(3,007)
Accounts payable	(4,702)	1,003
Accrued expenses and other liabilities	1,506	(1,071)
Accrued compensation and benefits	(6,328)	(2,421)
Deferred revenue	(3,361)	(8,304)
Customer deposits	271	(2,468)
Net cash (used in) provided by operating activities	(13,719)	2,358
Cash flows from investing activities
Purchases of property and equipment	(13)	(2)
Capitalized internal-use software	(1,592)	(1,385)
Net cash used in investing activities	(1,605)	(1,387)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(125)	-
Proceeds from issuance of common stock upon exercise of stock options	521	1,851
Net cash provided by financing activities	396	1,851
Net increase (decrease) in cash, cash equivalents, and restricted cash	(14,928)	2,822
Cash, cash equivalents, and restricted cash beginning of period	1,357,613	272,576
Cash, cash equivalents, and restricted cash end of period	$1,342,685	$275,398
Supplemental disclosure of cash flow information
Cash paid for income taxes	$215	$122
Cash paid for operating lease liabilities	$935	$765
Supplemental disclosure of noncash investing and financing activities
Capitalized stock-based compensation expense	$882	$-

HashiCorp, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(amounts in thousands, except share, per share amounts and percentages)

(unaudited)

	Three Months Ended April 30,
	2022	2021
Reconciliation of cost of revenue:
GAAP cost of subscription revenue	$16,061	$11,098
Less: Amortization of stock-based compensation of capitalized internal-use software	(169)	-
Less: Stock-based compensation expense	(2,599)	(109)
Non-GAAP cost of subscription revenue	$13,293	$10,989
GAAP cost of professional services	$3,328	$1,578
Less: Stock-based compensation expense	(728)	(12)
Non-GAAP cost of professional services	$2,600	$1,566
GAAP cost of revenue	$19,389	$12,676
Less: Amortization of stock-based compensation of capitalized internal-use software	(169)	-
Less: Stock-based compensation expense	(3,327)	(121)
Non-GAAP cost of revenue	$15,893	$12,555
Reconciliation of gross profit:
GAAP gross profit of subscription revenue	$82,323	$54,372
Add: Amortization of stock-based compensation of capitalized internal-use software	169	-
Add: Stock-based compensation expense	2,599	109
Non-GAAP gross profit of subscription revenue	$85,091	$54,481
GAAP gross margin of subscription revenue	82%	81%
Non-GAAP gross margin of subscription revenue	84%	81%
GAAP gross profit of professional services	$(815)	$(136)
Add: Stock-based compensation expense	728	12
Non-GAAP gross profit of professional services	$(87)	$(124)
GAAP gross margin of professional services	(24%)	(9%)
Non-GAAP gross margin of professional services	(3%)	(8%)
GAAP gross profit	$81,508	$54,236
Add: Amortization of stock-based compensation of capitalized internal-use software	169	-
Add: Stock-based compensation expense	3,327	121
Non-GAAP gross profit	$85,004	$54,357
GAAP gross margin	81%	81%
Non-GAAP gross margin	84%	81%
Reconciliation of operating expenses:
GAAP sales and marketing expense	$80,252	$38,876
Less: Stock-based compensation expense	(14,393)	(692)
Non-GAAP sales and marketing expense	$65,859	$38,184
GAAP research and development	$47,175	$18,134
Less: Stock-based compensation expense	(14,738)	(423)
Non-GAAP research and development	$32,437	$17,711
GAAP general and administrative	$32,523	$12,642
Less: Stock-based compensation expense	(13,801)	(490)
Non-GAAP general and administrative	$18,722	$12,152
Reconciliation of loss from operations:
GAAP loss from operations	$(78,442)	$(15,416)
Add: Amortization of stock-based compensation of capitalized internal-use software	169	-
Add: Stock-based compensation expense	46,259	1,726
Non-GAAP loss from operations	$(32,014)	$(13,690)
GAAP operating margin	(78%)	(23%)
Non-GAAP operating margin	(32%)	(20%)

	Three Months Ended April 30,
	2022	2021
Reconciliation of net loss and net loss per share:
GAAP net loss	$(78,217)	$(15,586)
Add: Amortization of stock-based compensation of capitalized internal-use software	169	-
Add: Stock-based compensation expense	46,259	1,726
Non-GAAP net loss	$(31,789)	$(13,860)

GAAP net loss per share, basic and diluted	$(0.43)	$(0.24)

GAAP net loss per share, basic and diluted	$(0.43)	$(0.24)
Add: Amortization of stock-based compensation capitalized in software development costs	0.01	-
Add: Stock-based compensation expense	0.25	0.03
Non-GAAP net loss per share, basic and diluted	$(0.17)	$(0.21)

Weighted-average shares used in computing GAAP and Non-GAAP net loss per share, basic and diluted	182,947,630	65,670,454

Non-GAAP Free Cash Flow and Adjusted Free Cash Flow
GAAP net cash (used in) provided by operating activities	$(13,719)	$2,358
Add: purchases of property and equipment	(13)	(2)
Add: capitalized internal-use software	(1,592)	(1,385)
Non-GAAP free cash flow	$(15,324)	$971
Non-GAAP free cash flow as a % of revenue	(15%)	1%

TTM Total Revenue	$354,754	$234,478
TTM Free Cash flow	(79,106)	(25,707)
TTM Non-GAAP free cash flow as a % of revenue	(22%)	(11%)

HashiCorp, Inc.

RECONCILIATION OF GAAP TO NON-GAAP RPOS

(amounts in thousands)

(unaudited)

	As of
	April 30, 2022	January 31, 2022
GAAP RPOs
GAAP short-term RPOs	$284,334	$268,911
GAAP long-term RPOs	149,566	159,923
Total GAAP RPOs	$433,900	$428,834
Add:
Customer deposits
Customer deposits expected to be recognized within the next 12 months	$20,914	$20,324
Customer deposits expected to be recognized after the next 12 months	2,741	3,059
Total customer deposits	$23,655	$23,383
Non-GAAP RPOs
Non-GAAP short-term RPOs	$305,248	$289,235
Non-GAAP long-term RPOs	152,307	162,982
Total Non-GAAP RPOs	$457,555	$452,217

HashiCorp, Inc.

PRESENTATION OF KEY BUSINESS METRICS

(dollars in millions, except customers and percentages)

(unaudited)

	Three Months Ended
	April 30, 2021	July 31, 2021	October 31, 2021	January 31, 2022	April 30, 2022
Number of customers (as of end of period)	1,736	2,101	2,392	2,715	3,240
Number of customers equal or greater than $100,000 in ARR	523	558	595	655	704
Non-GAAP Remaining Performance Obligations ($M)	$307.7	$335.8	$368.0	$452.2	$457.6
Quarterly subscription revenue from HCP ($M)	$2.5	$3.7	$5.4	$6.9	$8.8
Trailing four quarters average Net Dollar Revenue Retention Rate	122%	124%	127%	131%	133%
Trailing twelve months Non-GAAP free cash flow as a % of revenue	(11%)	(18%)	(22%)	(20%)	(22%)

HashiCorp, Inc.

PRESENTATION OF KEY Historical Financial Data

(amounts in millions)

(unaudited)

	Three Months Ended
	April 30, 2021	July 31, 2021	October 31, 2021	January 31, 2022	April 30, 2022
Revenue	$66.9	$75.1	$82.2	$96.5	$100.9
Non-GAAP free cash flow	$1.0	$(30.0)	$(24.9)	$(8.9)	$(15.3)

Investor Contact

Alex Kurtz

HashiCorp

ir@hashicorp.com

Media Contact

Kate Lehman

HashiCorp

media@hashicorp.com